Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-101621; 333-123777; 333-177920; and 333-207868) and the Registration Statement on Form S-3 (No. 333-211240) of MGIC Investment Corporation of our reports dated February 21, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 21, 2017